United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee

37363

(Address of Principal Executive Offices)

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Annual Bonus Program

On April 11, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Miller Industries, Inc. (the “Company”) adopted the 2023 Executive Annual Bonus Plan (the “New Bonus Program”). The New Bonus Program supersedes and replaces the cash bonus programs the Company previously adopted for its Co-Chief Executive Officers in September 2018, for certain of its executive officers in May 2021 and for the Company’s C-level officers in February 2022. The executive officers of the Company participating in the New Bonus Program are (i) William G. Miller II, President and Chief Executive Officer, (ii) Jeffrey I. Badgley, President of International and Military, (iii) Deborah L. Whitmire, Chief Financial Officer, (iv) Vince Tiano, Chief Revenue Officer, (v) Josias W. Reyneke, Chief Information Officer, (vi) Jamison Linden, Chief Manufacturing Officer, and (vii) Frank Madonia, Executive Vice President and General Counsel (collectively, the “Executives”).

Annual bonuses under this program are payable in cash or, at higher levels of performance, may be paid partly in cash and partly as a grant of restricted stock units (RSUs) under the Company’s 2016 Stock Incentive Plan. If any portion of the earned Bonus Pool is payable in RSUs, the Committee will grant such RSUs from the 2016 Stock Incentive Plan (or a successor plan) (the “Stock Plan”) with a 3-year graded vesting schedule, vesting 1/3 on each anniversary of the grant date, and with such other terms and conditions as specified by the Committee.

The New Bonus Program provides an annual bonus pool (the “Bonus Pool”) for each fiscal year if the Company’s income before income taxes (and before payment of all employee bonuses but excluding any currency adjustments) (“Adjusted Pretax Income”) exceeds $10 million for the most recently completed fiscal year in accordance with the following formula:

•	for Adjusted Pretax Income in the applicable fiscal year of less than $10 million, no Executives shall be entitled to receive a bonus under the New Bonus Program;

•	for Adjusted Pretax Income in the applicable fiscal year exceeding $10 million and up to $25 million, the Bonus Pool equals 5% of such Adjusted Pretax Income from the first dollar, with 100% payable in cash;

•	for Adjusted Pretax Income in the applicable fiscal year exceeding $25 million and up to $50 million, 8% of such Adjusted Pretax Income from the first dollar, with 75% payable in cash and 25% payable in RSUs; and

•	for Adjusted Pretax Income in the applicable fiscal year exceeding $50 million, 11.25% of such Adjusted Pretax Income from the first dollar, with 50% payable in cash and 50% payable in RSUs.

The Bonus Pool is calculated based on the aforementioned Adjusted Pretax Income formula, but only 80% of the Bonus Pool is earned based on such calculation. The remaining 20% of the Bonus Pool is earned and awarded based on the Committee’s assessment of the Company’s progress on key ESG-related metrics. The Committee, in its sole discretion, may fund from 0% to 20% of the Bonus Pool based on such ESG metrics.

The total Bonus Pool for each fiscal year calculated in this manner shall be allocated among the Executives for performance in the corresponding year as follows:

Executive	% of Bonus Pool
President & Chief Executive Officer	46.0%
President of International and Military	8.0%
Chief Financial Officer	14.0%
Chief Information Officer	8.0%
Chief Manufacturing Officer	8.0%
Chief Revenue Officer	8.0%
General Counsel	8.0%

The New Bonus Program is first applicable to the annual bonuses payable in 2024 with respect to performance during 2023 and supersedes and replaces the cash bonus programs previously applicable to the Executives with respect to performance during fiscal years prior to 2023. The Company retains the right to modify, amend or terminate the New Bonus Program at any time.

Executive Chairman Annual Bonus Program

On April 11, 2023, the Committee, with the assistance of its independent compensation consultant, approved an annual bonus program for William G. Miller, Executive Chairman of the Board (the “Executive Chairman”). The Executive Chairman would receive an award of $225,000, $675,000 or $1,013,000 if Adjusted Pretax Income in the applicable fiscal year equals $25 million, $50 million, or $75 million, respectively, with linear awards for Adjusted Pretax Income levels in between those figures. Annual bonuses would be payable in all cash. The bonus earned will be based entirely on Adjusted Pretax Income. This bonus program is first applicable to the annual bonus payable in 2024 with respect to performance during 2023. The Company retains the right to modify, amend or terminate this bonus program at any time.

Revised Base Salaries

On April 11, 2023, the Committee approved annual base salary increases for certain of the Company’s executive officers, as set forth in the table below. Such annual base salary increases are effective as of January 1, 2023.

Executive Officer	Title	Prior Base Salary	Base Salary as of January 1, 2023
William G. Miller II	President and Chief Executive Officer	$700,000	$765,000
Deborah L. Whitmire	Executive Vice President, Chief Financial Officer and Treasurer	$390,000	$450,000
Frank Madonia	Executive Vice President, General Counsel and Secretary	$330,000	$350,000
Vincent Tiano	Vice President and Chief Revenue Officer	$330,000	$350,000
Josias Reyneke	Vice President and Chief Information Officer	$330,000	$350,000
Jamison Linden	Vice President and Chief Manufacturing Officer	$330,000	$350,000

Change in Control Severance Plan

On April 11, 2023, the Committee, as part of its comprehensive review of executive compensation and with the assistance of its independent compensation consultant, adopted and approved the Company’s Change in Control Severance Plan (the “Plan”), effective April 11, 2023. The initial participants in the Plan include the Company’s eight Executives (the “Participants” and each a “Participant”). The Plan was approved by the Compensation Committee in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a change in control of the Company.

The Plan provides, among other things, that if a Participant is either terminated by the Company without “cause” other than due to disability or death, or terminates his or her employment with the Company for “good reason”, in either case within two years following a “change in control” (commonly referred to as “double-trigger”), the Participant is entitled to severance in an amount equal to the sum of (a) the Participant’s annual base salary and (b) the Participant’s target bonus (or, if no target bonus, the average of the annual bonuses earned for the prior two years), multiplied by one and one half, or two, depending on the Participant. Mr. Miller II’s multiplier is two and the multiplier for the other executive officers is one and one half.

In addition, in connection with a qualifying termination, the Participants are entitled to (i) a pro-rated bonus payment for the year of termination, and (ii) a payment in an amount equal to eighteen (18) times the monthly COBRA premium to continue coverage under the Company’s group health plan. The foregoing benefits will be paid or provided only if the Participant timely signs a general release of claims.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc. (Registrant)

	By:	/s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and Secretary

Dated: April 17, 2023